UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 31, 2005

VALIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28423	58-2541997
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30 Metcalfe Street, Suite 620 Ottawa, Canada	K1P 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (613) 230-7211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Warrant issued to Jeff Lamberson

On August 31, 2005, Validian Corporation (the “Company”) entered into an Amendment No. 1 (the “Lamberson Amendment”) to that certain Series G Warrant issued to Jeff Lamberson, dated as of September 3, 2003 (the “Lamberson Warrant”), for the purchase of 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.75 per share.  Pursuant to the Lamberson Amendment, the Company has agreed to extend the expiration date of the Lamberson Warrant to December 31, 2006.  All other terms of the Lamberson Warrant were unaffected.  A copy of the Lamberson Amendment is attached as Exhibit 10.1 to this report on Form 10-K.

Amendment to Warrant issued to Scott Christie

On August 31, 2005, the Company entered into an Amendment No. 1 (the “Christie Amendment”) to that certain Series G Warrant issued to Scott Christie, dated as of September 3, 2003 (the “Christie Warrant”), for the purchase of 200,000 shares of Common Stock, at an exercise price of $0.75 per share.  Pursuant to the Christie Amendment, the Company has agreed to extend the expiration date of the Christie Warrant to December 31, 2006.  All other terms of the Christie Warrant were unaffected.  A copy of the Christie Amendment is attached as Exhibit 10.2 to this report on Form 10-K.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits

10.1

Amendment No. 1 to Series G Warrant issued by Validian Corporation, dated as of August 31, 2005, by and between Validian Corporation and Jeff Lamberson.

10.2

Amendment No. 1 to Series G Warrant issued by Validian Corporation, dated as of August 31, 2005, by and between Validian Corporation and Scott Christie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDIAN CORPORATION

By:  /s/  Bruce Benn

Bruce Benn

President and Chief Executive Officer

Dated:  September 7, 2005